As filed with the Securities and Exchange Commission on March 1, 2021

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMMUNOGEN, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2726691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

830 Winter Street Waltham, Massachusetts (781) 895-0600	02451
(Address of Principal Executive Offices)	(Zip Code)

IMMUNOGEN, INC.
EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

(Full title of the plan)

Joseph J. Kenny

Vice President, Acting General Counsel, IP, and Secretary

ImmunoGen, Inc.
830 Winter Street
Waltham, Massachusetts 02451
(Name and address of agent for service)

(781) 895-0600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value	1,000,000	$9.01	$9,010,000	$983.00

(1)	The number of shares of common stock, par value $.01 per share (the “Common Stock”), of ImmunoGen, Inc. (the “Company”) stated above consists of additional shares of Common Stock available for issuance under the Company’s Employee Stock Purchase Plan, as amended (the “Plan”), by operation of the Plan’s “evergreen” provision. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock to be offered or sold as a result of the anti-dilution provisions of the Plan, including to prevent dilution resulting from any reorganization, recapitalization, reclassification, stock dividend, stock split or other similar change.

(2)	Calculated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee, based on the average of the high and low prices on the Nasdaq Global Select Market on February 25, 2021.

EXPLANATORY NOTE

This registration statement registers an aggregate of 1,000,000 additional shares of common stock, par value $.01 per share (the “Common Stock”), of ImmunoGen, Inc. (the “Company”) reserved under the Company’s Employee Stock Purchase Plan, as amended (the “Plan”), as of January 1, 2021 by operation of the Plan’s “evergreen” provision. This registration statement registers additional securities of the same class as other securities for which a registration statement on Form S-8 (File No. 333-225281) relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the Company’s registration statement on Form S-8 (File No. 333-225281) filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2018 are incorporated herein by reference, except as otherwise noted below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 1, 2021;

(b)	the portions of the Company’s definitive proxy statement on Schedule 14A filed on April 28, 2020 that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(c)	the description of the Common Stock contained in Exhibit 4.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on March 1, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

Joseph J. Kenny, Vice President, Acting General Counsel, IP, and Secretary of the Company, has given his opinion on the validity of the Common Stock offered under this registration statement. Mr. Kenny beneficially owns 420,247 shares of common stock of the Company, of which 40,795 shares are owned by Mr. Kenny and 379,452 shares may be acquired by Mr. Kenny within 60 days of March 1, 2021 through the exercise of stock options.

Item 8. Exhibits.

Exhibit	Description

4.1(a)	Restated Articles of Organization (previously filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2010 filed on April 30, 2010 (Commission File No.: 000-17999)).

4.1(b)	Articles of Amendment (previously filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant’s quarterly report on Form 10-Q for the quarter ended December 31, 2012 filed on January 30, 2013 (Commission File No.: 000-17999)).

4.1(c)	Articles of Amendment (previously filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2017 filed on August 4, 2017 (Commission File No.: 000-17999)).

4.1(d)	Articles of Amendment (previously filed with the Commission as Exhibit 3.1(c) to, and incorporated herein by reference from, the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2020 filed on August 5, 2020 (Commission File No.: 000-17999)).

4.2	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K, filed with the Commission on June 20, 2016 (Commission File No. 000-17999)).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 of the Company’s registration statement on Form S-1, filed with the Commission on November 15, 1989 (Commission File No. 33-31219)).

4.4	ImmunoGen, Inc. Employee Stock Purchase Plan, as amended through September 27, 2019 (incorporated herein by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q, filed with the Commission on November 5, 2019 (Commission File No. 000-17999)).

5.1*	Opinion of Acting General Counsel.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Acting General Counsel (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in signature page to this registration statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, the Commonwealth of Massachusetts on this 1st day of March, 2021.

IMMUNOGEN, INC.

By:	/s/ Mark J. Enyedy
Mark J. Enyedy
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark J. Enyedy and Susan Altschuller his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her or in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark J. Enyedy	President, Chief Executive Officer and Director (principal executive officer)	March 1, 2021
Mark J. Enyedy

/s/ Susan Altschuller	Senior Vice President and Chief Financial Officer (principal financial officer)	March 1, 2021
Susan Altschuller

/s/ Renee Lentini	Vice President, Finance (principal accounting officer)	March 1, 2021
Renee Lentini

/s/ Stephen C. McCluski	Chairman of the Board	March 1, 2021
Stephen C. McCluski

/s/ Stuart A. Arbuckle	Director	March 1, 2021
Stuart A. Arbuckle

/s/ Mark Goldberg	Director	March 1, 2021
Mark Goldberg

/s/ Dean J. Mitchell	Director	March 1, 2021
Dean J. Mitchell

/s/ Kristine Peterson	Director	March 1, 2021
Kristine Peterson

/s/ Richard J. Wallace	Director	March 1, 2021
Richard J. Wallace